UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  June 27, 2007

COMMSCOPE, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-12929	36-4135495
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1110 CommScope Place, SE

P.O. Box 339

Hickory, North Carolina 28602

(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number, including area code (828) 324-2200

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 26, 2007, CommScope, Inc., a Delaware corporation (“CommScope”), Andrew Corporation, a Delaware corporation (“Andrew”), and DJRoss, Inc., a wholly owned indirect subsidiary of CommScope (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Merger Sub will be merged (the “Merger”) with and into Andrew and Andrew will thereby become a wholly owned indirect subsidiary of CommScope.

By virtue of the Merger and without any action on the part of the holder of any shares of the capital stock of Andrew, each share of common stock of Andrew issued and outstanding immediately prior to the effective time of the Merger (the “Effective Time”), other than shares of Andrew common stock which are held by (i) Andrew as treasury stock or (ii) any stockholders who are entitled to and who properly exercise appraisal rights under Delaware law, will be converted at the Effective Time into a right to receive: (i) at the election of CommScope either (x) $1.50 in cash, (y) a fraction of a share of CommScope common stock, par value $ 0.01 per share (“CommScope Common Stock”), equal to the Exchange Ratio (as defined below) or (z) a combination of cash and a fraction of a share of CommScope Common Stock, determined as provided above, together equaling $1.50; plus (ii) $13.50 in cash.

The Exchange Ratio is the number determined by dividing $1.50 by the Market Price of the CommScope Common Stock.  The Merger Agreement provides that the Market Price per share of CommScope Common Stock will be the volume weighted average of the closing sales prices (calculated to the nearest tenth of a cent) of CommScope Common Stock for the ten consecutive trading days ending two trading days prior to the Effective Time of the Merger.

The completion of the Merger, which is expected to occur by the end of 2007, is subject to customary closing conditions, including (a) the effectiveness of a registration statement on Form S-4, (b) the approval by Andrew’s stockholders of the Merger and Merger Agreement, (c) the absence of any legal impediment to the Merger, (d) the receipt of antitrust and other regulatory approvals or decisions (including under the Hart-Scott-Rodino Antitrust Improvements Act and the competition statutes of certain other jurisdictions), and (e) the absence of a material adverse change with respect to Andrew.

The respective boards of directors of CommScope and Andrew have unanimously approved the Merger and the Merger Agreement. Andrew has agreed that its board of directors will recommend to its stockholders that they approve the Merger Agreement and the Merger. Andrew has agreed, with certain exceptions, not to directly or indirectly solicit, encourage or facilitate proposals relating to alternative business combination transactions. However, the board of directors of Andrew may, subject to payment of the termination fee described below, change its recommendation in favor of the Merger Agreement and the Merger in certain circumstances, including upon a good faith determination by the board of directors, after consultation with and receipt of advice from its outside legal counsel, that such change in recommendation is required to comply with its fiduciary duties under applicable law.

The Merger Agreement is subject to termination by either CommScope or Andrew for various reasons, including but not limited to: the mutual written consent of CommScope and Andrew; the failure of the Merger to be consummated by December 31, 2007 (which date is subject to extension, in certain circumstances, to March 31, 2008), or the failure of Andrew stockholders to approve the Merger Agreement and Merger. CommScope may terminate the Merger Agreement if, among other reasons, (i) Andrew fails to hold the required stockholder meeting to approve the Merger as required by the Merger Agreement, (ii) Andrew fails to include in the proxy statement its board of directors’ recommendation that the Merger Agreement and the Merger should be approved by stockholders of Andrew, (iii) Andrew’s board of directors withdraw, modify or qualify such recommendation in a manner adverse to the interests of CommScope, (iv) Andrew,

Andrew’s board of directors or any committee thereof approve or recommend any alternative transaction, or (v) Andrew or Andrew’s board of directors fail, within ten business days after any tender or exchange offer relating to Andrew common stock commenced by any third party shall have been first published, sent or given, to have sent to Andrew’s stockholders a statement disclosing that the board of directors of Andrew recommends rejection of such tender offer or exchange offer.  Andrew may terminate the Merger Agreement if, among other reasons, prior to receiving the required stockholder approval to approve the Merger Agreement and the Merger, the board of directors of Andrew approves a superior proposal for an alternative transaction by a third party (“Superior Proposal”) and authorizes Andrew to enter into a written agreement with respect to such Superior Proposal. Upon a termination of the Merger Agreement as a result of certain circumstances, Andrew will be obligated to pay a termination fee to CommScope in the amount of $75,000,000.00.

The Merger Agreement also contains certain customary representations, warranties and covenants by both CommScope and Andrew. The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement. A copy of the Merger Agreement is attached hereto as Exhibit 2.1 and incorporated herein by reference. The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about CommScope or Andrew. In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in confidential disclosure schedules provided by Andrew and CommScope to each other in connection with the signing of the Merger Agreement. These disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were used for the purpose of allocating risk between CommScope and Andrew rather than establishing matters as fact. Accordingly, investors should not rely on the representations and warranties in the Merger Agreement as characterizations of the actual state of facts about CommScope or Andrew.

A copy of the press release announcing the Merger is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 7.01 Regulation FD Disclosure

On June 27, 2007, CommScope issued a press release announcing that it raised its financial guidance for the second quarter of 2007 and reconfirmed its calendar year 2007 financial guidance.

CommScope expects to announce its financial results for the second quarter of 2007 at the end of July.  The information contained in this Item 7.01 and the press release attached hereto as Exhibit 99.2 are being furnished, and are not deemed filed for the purpose of the Securities Exchange Act of 1934, as amended.

Item 9.01 Financial Statements and Exhibits.

Exhibit 2.1 Agreement and Plan of Merger, by and among CommScope, Inc., DJRoss, Inc. and Andrew Corporation dated as of June 26, 2007 (1)

Exhibit 99.1:   Press Release relating to the Merger dated June 27, 2007

Exhibit 99.2:   Press Release relating to financial guidance dated June 27, 2007

(1) Schedules and exhibits to the Merger Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. CommScope hereby undertakes to furnish supplementally copies of any of the omitted schedules and exhibits upon request by the U.S. Securities and Exchange Commission .

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 27, 2007
COMMSCOPE, INC.

	By:	/s/	Jearld L. Leonhardt
		Name:	Jearld L. Leonhardt
		Title:	Executive Vice President and Chief Financial Officer